UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2007
Natural Resource Partners L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	001-31465	35-2164875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Jefferson, Suite 3600
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (713) 751-7507
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Press Release

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Leo A. Vecellio, Jr. has joined the Board of Directors of GP Natural Resource Partners LLC, the general partner of Natural Resource Partners L.P., as an independent director named by Adena Minerals pursuant to the Investor Rights Agreement entered into at the time of the Cline acquisition.
Mr. Vecellio, 60, serves as Chairman and Chief Executive Officer of Vecellio Group, Inc, a major aggregates producer and contractor in the Mid-Atlantic and Southeastern states. Mr. Vecellio serves as the Senior Vice Chairman of the American Road and Transportation Builders and is a member of the Georgia Tech Advisory Board and a trustee of the Virginia Tech Foundation, as well as many other civic and charitable organizations.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release dated May 16, 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Resource Partners L.P.
By:	NRP (GP) LP,
its general partner

By:	GP Natural Resource Partners LLC,
its general partner

By:	/s/ Wyatt Hogan
	Name:	Wyatt Hogan
	Title:	Vice President and General Counsel

May 16, 2007